Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (together with the Term Sheet (as defined below), this “Agreement”) is made and entered into as of May 19, 2020, by and between R. R. Donnelley & Sons Company, a Delaware corporation (the “Company”), each of the undersigned noteholders listed on Schedule I hereto (the “Noteholders”), and the affiliated manager of each (collectively with the Noteholders, the “Holder”). References herein to the “Holder” shall refer to the individual Noteholders and/or such manager, individually or collectively, as the context may require.

W I T N E S S E T H

WHEREAS, the Company and the Holder have previously negotiated the terms set forth in the Summary of Proposed Terms and Conditions attached as Exhibit A hereto (the “Term Sheet”);

WHEREAS, each Noteholder is the beneficial owner of the aggregate principal amount of the Support Notes set forth on Schedule I hereto;

WHEREAS, the Company desires to issue to holders of the Old Notes (including the Noteholders) the New Notes in the Exchange Offers and solicit consents in the Consent Solicitations on the terms, and subject to the conditions, set forth in this Agreement, the Term Sheet and the Company’s prospectus and consent solicitation statement to be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (as amended, supplemented or otherwise modified from to time in accordance with its terms, the “Prospectus”); and

WHEREAS, each Noteholder desires to validly tender (and not withdraw) all of the Support Notes and provide its consent to the Consent Solicitations on the terms, and subject to the conditions, set forth in this Agreement, the Term Sheet and the Prospectus.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Term Sheet or, if not defined therein, in the Prospectus.

SECTION 2.    The Exchange Offers and Consent Solicitations.

(a)    On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and in the Term Sheet and the Prospectus, each Noteholder agrees to validly tender (and not withdraw) the Support Notes and provide its consent to the Consent Solicitations at or prior to the Early Tender Time, and the Company agrees to issue the New Notes to the holders of the Old Notes on the Settlement Date. The

Holder (including each Noteholder) hereby acknowledges and agrees to the terms and conditions of the Exchange Offers and Consent Solicitations set forth in the Term Sheet and the Prospectus as filed with the SEC on the date hereof.

(b)    To the extent that the Holder or any of its affiliates holds any other Old Notes at or prior to the Early Tender Time or the Expiration Time, the relevant entity shall validly tender (and not withdraw) such Old Notes and provide its consent to the Consent Solicitations at or prior to the Early Tender Time or Expiration Time, as applicable (it being understood and agreed that any tender after the Early Tender Time shall not be entitled to the Early Tender Consideration).

(c)    If the Holder has complied with its obligations under this Section 2 and the Maximum Exchange Amount would result in less than all of the Support Notes being accepted by the Company for exchange in the Exchange Offers, the Company shall increase the Maximum Exchange Amount to the extent necessary such that all Support Notes would be accepted for exchange in accordance with the terms and conditions set forth in the Prospectus (it being understood and agreed that the Support Notes would be accepted for exchange on the same basis as all other Old Notes having the same Acceptance Priority Level validly tendered and not withdrawn by the holders thereof). The Company shall not accept Old Notes of any series for exchange in the Exchange Offers, without accepting the Old Notes of each series tendered by the Holder.

(d)    The Company shall not, without the prior written consent of the Supporting Holder, amend or modify the Exchange Offers to eliminate the condition that, based upon the exchange ratios set forth in the Prospectus, an amount of Old Notes (including the Support Notes) shall have been validly tendered and not withdrawn such that the aggregate principal amount of New Notes to be issued would be equal to or greater than $140,000,000.

(e)    As further described in the Term Sheet and the Prospectus, notwithstanding anything to the contrary herein, the Company will have the right to terminate or withdraw the Exchange Offers and the Consent Solicitations, either as a whole, or (except as set forth in the last sentence of paragraph (c) above) with respect to one or more series of Old Notes, at any time and for any reason.

SECTION 3.    Settlement. The settlement of the Exchange Offers and Consent Solicitations shall take place on the Settlement Date on terms, and subject to the conditions, set forth in this Agreement, the Term Sheet and the Prospectus.

SECTION 4.    Representations and Warranties of the Noteholders. Each applicable Noteholder represents and warrants to the Company, as of the date hereof and as of the Early Tender Time and the Settlement Date, as follows:

(a)    Title to Notes.

(i)    The Noteholder is the sole beneficial owner of the Support Notes in the aggregate principal amount set forth opposite its name on Schedule I hereto. As of the date hereof, other than as set forth on Schedule I, neither the Holder nor any of its affiliates holds any Old Notes.

(ii)    Other than customary margin lending arrangements, which shall be terminated on or prior to the Settlement Date (the “Margin Arrangements”), the Support Notes are held by the Noteholder free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests or encumbrances of any kind (collectively, “Liens”).

(iii)    Other than this Agreement and the Margin Arrangements, the Noteholder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any Old Notes (or any rights or interests of any nature whatsoever in or with respect to any Old Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Support Notes or any indenture governing the Old Notes (each, an “Old Notes Indenture”).

(b)    Existence; Authority; Binding Effect.

(i)    The Noteholder is duly formed, validly existing and in good standing or active under the laws of its jurisdiction of organization.

(ii)    The Noteholder has full legal capacity, power and authority to execute and deliver this Agreement and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein.

(iii)    The execution, delivery and performance by the Noteholder of this Agreement and any other agreements or instruments executed or to be executed and delivered by the Noteholder in connection herewith, and the consummation of the transactions contemplated by this Agreement and thereby by the Noteholder, have been duly and validly authorized and approved by the board of directors or other governing body of the Noteholder, and no other actions on the part of the Noteholder are necessary in respect thereof.

(iv)    This Agreement is, and each of the other agreements and instruments executed hereunder by the Noteholder in connection herewith will be, a valid and binding obligation of the Noteholder, in each case, enforceable against the Noteholder in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c)    No Conflict. The Noteholder’s execution, delivery and performance of this Agreement and validly tendering in the Exchange Offers and consenting in the Consent Solicitations will not conflict with or result in a breach or violation or imposition of any material Lien upon any property or assets of the Noteholder or any of its subsidiaries pursuant to (i) the charter, by-laws or similar organizational documents of the Noteholder or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental or self-regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Noteholder, any subsidiary or any of their respective properties, as applicable, or (iii) any agreement or instrument to which the Noteholder or any subsidiary is a party or by which the Noteholder or any subsidiary is bound or to which any of the properties of the Noteholder or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall mean, with respect to any person, a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such person and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or on the ability of such person to consummate the transactions contemplated by this Agreement; provided, however, that the existence, continuation or escalation of any epidemic, pandemic or similar health crisis, or any condition, change, development or crisis in connection therewith or resulting therefrom, shall not be construed as having had or reasonably being expected to have a material adverse effect, except to the extent of any disproportionate effect on such person and its subsidiaries, taken as a whole, relative to other participants in the industries in which such person or its subsidiaries materially participates.

(d)    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental or self-regulatory agency or body or any other person is required to be obtained, made or given by or with respect to the Noteholder in connection with the execution and delivery of this Agreement or any other agreements or instruments executed and delivered hereunder or thereunder by the Noteholder, or the performance of any obligations hereunder or thereunder by the Noteholder, including the Exchange Offers and Consent Solicitations, pursuant to this Agreement.

(e)    No Brokers or Finders. The Noteholder has not incurred or become liable for, or entered into any agreement with respect to, any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.

(f)    Advice. The Noteholder has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for the Noteholder and its particular circumstances.

(g)    [Reserved].

(h)    [Reserved].

(i)    No Other Representations or Warranties. Except for the representations and warranties contained in Section 5 hereof, none of the Company nor any affiliate, representative, advisor or agent of the Company nor any other person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Company, this Agreement, the Exchange Offers or Consent Solicitations or the transactions contemplated hereby and the Noteholder disclaims any reliance on any representation or warranty of the Company or any affiliate, representative, advisor or agent of the Company except for the representations and warranties expressly set forth in Sections 5 and 8 hereof.

SECTION 5.    Representations and Warranties of the Company. The Company represents and warrants to the Holder, as of the date hereof and as of the Early Tender Time and the Settlement Date, as follows:

(a)    Existence; Authority; Binding Effect.

(i)    The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.

(ii)    The Company has full legal capacity, power and authority to execute and deliver this Agreement and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein.

(iii)    The execution, delivery and performance by the Company of this Agreement and any other agreements or instruments executed or to be executed and delivered by the Company in connection herewith, and the consummation of the transactions contemplated hereby and thereby by the Company, have been duly and validly authorized and approved by the board of directors of the Company, and no other actions on the part of the Company are necessary in respect thereof.

(iv)    This Agreement is, and the other agreements and instruments executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)    Consents and Approvals. Except as may be required by the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in each case, the rules and regulations of the SEC thereunder, no consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental authority or any other person is required to be obtained, made or given by or with respect to the Company in connection with the execution and delivery of this Agreement or any other agreements or instruments executed and delivered hereunder or thereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company, including the Exchange Offers and Consent Solicitations.

(c)    No Conflict. The Company’s execution, delivery and performance of this Agreement and the Exchange Offers and Consent Solicitations on the terms, and subject to the conditions, set forth in this Agreement, the Term Sheet and the Prospectus, will not conflict with or result in a breach or violation or imposition of any material Lien upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any subsidiary, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their respective properties, as applicable, or (iii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) as described in the Prospectus or as could not reasonably be expect to have a Material Adverse Effect.

(d)    Advice. The Company has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for the Company and its particular circumstances.

(e)    SEC Filings. The Company has made available through the EDGAR system true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as amended prior to the date hereof, the “10-K”), and all other reports filed by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act since the filing of the 10-K and during the twelve (12) months preceding the date hereof (collectively, the “SEC Filings”). Since December 31, 2019, the Company has filed all reports required to be filed with the SEC pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Filings, no event has occurred that would require an amendment or supplement to any such SEC Filing and as to which such an amendment or supplement has not been filed prior to the date hereof. Since December 31, 2019, except as described in the SEC Filings, no event or series of events has occurred which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(f)    Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the Company’s most recent quarterly report on Form 10-Q for the quarter ended March 31, 2020, neither the Company nor any of its subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, since March 31, 2020, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(g)    Proceedings, Investigations. There is no proceeding, claim or investigation pending before any Governmental Authority, or threatened against the Company or any of its properties that, individually or in the aggregate, is required to be disclosed in the 10-K and which is not so disclosed. For the purposes hereof, “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(h)    Valid Issuance. When the New Notes have been duly executed and authenticated in accordance with the terms of the New Notes Indenture and delivered upon consummation of the exchange against receipt of the Support Notes surrendered in exchange therefor as provided in the Term Sheet and the Prospectus, the New Notes will constitute valid and binding obligations of the Company entitled to the benefits of the New Notes Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(i)    [Reserved].

(j)    No Other Representations or Warranties. Except for the representations and warranties contained in Sections 4 and 8 hereof, no Noteholder nor any affiliate, representative, advisor or agent of any Noteholder nor any other person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to any Noteholder, this Agreement, the Exchange Offers, Consent Solicitations or the transactions contemplated hereby and the Company disclaims any reliance on any representation or warranty of any Noteholder or any affiliate, representative, advisor or agent of any Noteholder except for the representations and warranties expressly set forth in Sections 4 and 8 hereof.

SECTION 6.    Restrictions on Transfer. From the date hereof until the earlier of (a) the termination of this Agreement in accordance with its terms and (b) the Settlement Date, the Noteholders agree that they shall not, except pursuant to the terms of this Agreement, directly or indirectly (A) sell, deliver, transfer, give, pledge, encumber, assign or otherwise dispose of or enter into any contract, option, derivative, swap, hedge or other arrangement or understanding with respect to the sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition of (including by operation of law) any Support Notes (or any rights or interests of any nature whatsoever in or with respect to any Support Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any other action whatsoever with respect to, the Old Notes and/or the applicable Old Indenture, or (B) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (A); provided that any Noteholder may transfer Support Notes to any controlled affiliate of the Holder that becomes a noteholder and is assigned the rights and obligations of this Agreement in accordance with Section 14(i).

SECTION 7.    Publicity. The Company agrees, promptly upon executing this Agreement and the Exchange Agreement (as defined below), to issue a press release substantially in the form of Exhibit B hereto. The Holder consents to the filing of the form of this Agreement by the Company with the SEC and the description of this Agreement in the Prospectus on a basis substantially consistent with the description thereof in the Term Sheet, and the Holder shall not issue any press release, make any public statement or make any filings with any governmental or self-regulatory agency or body regarding this Agreement or the Exchange Agreement or the transactions contemplated hereby or thereby without the prior consent of the Company, which consent shall not be unreasonably withheld.

SECTION 8.    Information. Each Noteholder acknowledges and agrees that (i) the Company currently may have, and later may come into possession of, material, non-public information regarding the Company (financial or otherwise), including, but not limited to, results of operations, businesses, properties, plans (including acquisition and divestiture plans and liability management, capital raising and other balance sheet plans) and prospects (collectively, “Information”), which Information is not currently known to the Noteholder and may (x) impact the value of the applicable Support Notes or the New Notes and (y) be material to the Noteholder’s decision to enter into this Agreement, (ii) the Company has no duty to disclose to the Noteholder any of the Information, (iii) the Company possesses the Information and after discussing these matters with the Noteholder’s counsel and such other advisors as the Noteholder deems appropriate, the Noteholder wishes to consummate the transactions contemplated by this Agreement, which are the result of independent arms-length negotiations between the Company and the Noteholder, notwithstanding the Noteholder’s lack of knowledge of the Information and (iv) the Noteholder does not wish to receive any such Information, has not received any such Information and will not request from the Company any Information the Company may now have or of which the Company may later come into possession.

SECTION 9.    Release.

(a)    Without in any way limiting a Claim (as defined below) or potential Claim for breach of any representations, warranties or obligations under this Agreement, effective as of the Settlement Date, the Support Notes, on behalf of itself and its Representatives (as defined below) (collectively, the “Holder Releasing Parties”), hereby unconditionally and irrevocably waives, releases and discharges the Company and all of the directors, managers, officers, employees, equityholders, attorneys, subsidiaries, affiliates, attorneys, agents, representatives and their respective successors and assigns (collectively, the “Representatives”) of the Company from any and all claims, demands, actions, causes of action, damages, judgments, Liens, suits, losses, costs, expenses and liabilities of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise) (collectively, “Claims”), known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to (a) the applicable Old Notes Indenture or the applicable Support Notes, or any other matters connected with such Old Notes Indenture or such Support Notes, in each case by reason of any circumstance, action, cause or thing whatsoever to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof for or on account of, or in relation to, or in any way in connection with this Agreement or the Prospectus, Exchange Offers or Consent Solicitations, or (b) the existence or substance of the Information or the fact that the Information has not been disclosed to the Holder. The Holder Releasing Parties hereby represent that they have not assigned or transferred any interest in any Claims against the Company or any of its Representatives on or prior to the date hereof.

(b)    Without in any way limiting a Claim or potential Claim for breach of any representations, warranties or obligations under this Agreement, effective as of the Settlement Date, the Company, on behalf of itself and its Representatives (collectively, the “Company Releasing Parties”), hereby unconditionally and irrevocably waives, releases and discharges the Holder and its Representatives from any and all Claims, known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to the applicable Old Notes Indenture or the applicable Support Notes, or any other matters connected with such Old Notes Indenture or such Support Notes, in each case by reason of any circumstance, action, cause or thing whatsoever to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof for or on account of, or in relation to, or in any way in connection with this Agreement or the Prospectus, Exchange Offers or Consent Solicitations. The Company Releasing Parties hereby represent that they have not assigned or transferred any interest in any Claims against the Holder or any of its Representatives on or prior to the date hereof.

SECTION 10.    Conditions to Closing.

(a)    General. The obligations of each party hereto to effect the transactions contemplated by this Agreement, and to execute and deliver documents, if applicable, and to take the actions required hereby are subject to the satisfaction at or prior to the relevant time for performance of the following conditions:

(i)    no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the transactions contemplated hereby; and

(ii)    no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement or the transactions contemplated hereby.

(b)    Conditions to Obligations of the Holder. The obligations of the Holder to effect the transactions contemplated by this Agreement, and to execute and deliver documents, if applicable, and to take the actions required hereby are subject to the satisfaction, or the waiver thereof by the Holder, at or prior to the Early Tender Time, or other relevant time for performance, as applicable, of the following conditions:

(i)    the representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all material respects on and as of the date hereof and the Early Tender Time, or other relevant time for performance, if applicable, and the Settlement Date, with the same force and effect as though made on and as of such date;

(ii)    the Company shall have performed or complied with, in all material respects, its covenants required to be performed or complied with prior to, or as of, the Early Tender Time, or other relevant time for performance, if applicable, under this Agreement;

(iii)    the form of the New Notes Indenture shall have been filed with the SEC at or prior to the Early Tender Time in form and substance reasonably acceptable to the Holder (it being understood and agreed that the New Notes Indenture shall be deemed to be in form and substance reasonably acceptable to the Holder if it is in substantially the same form as the indenture and supplemental indenture, each dated as of March 30, 2020, governing the Company’s 8.50% Senior Notes due 2029, with (x) changes necessary to conform to the “Description of the New Notes” section of the Prospectus and (y) changes related to the qualification of the New Notes Indenture pursuant to the Trust Indenture Act of 1939, as amended); and

(iv)    the Company shall have obtained ratings, prior to the Early Tender Time, from two or more nationally recognized statistical ratings organizations, at least one of which shall be Moody’s Investors Service Inc., with respect to each of (x) the Company’s 8.50% Senior Notes due 2029 and (y) the New Notes.

(c)    Conditions to Obligations of the Company. The obligations of the Company to effect the transactions contemplated by this Agreement, and to execute and deliver documents, if applicable, and to take the actions required hereby are subject to the satisfaction, or the waiver thereof by the Company, at or prior to the Settlement Date, or other relevant time for performance, as applicable, of the following conditions:

(i)    the representations and warranties of the Holder contained in Section 4(a) hereof shall be true and correct in all respects, and all other representations and warranties of the Holder contained in Section 4 hereof shall be true and correct in all material respects, on and as of the date hereof and the Settlement Date, as applicable, with the same force and effect as though made on and as of such date;

(ii)    the Noteholders shall have validly tendered (and not withdrawn) all of the Support Notes in the Exchange Offers and given their consent in the Consent Solicitations; and

(iii)    The Holder shall have performed or complied with, in all material respects, its covenants required to be performed or complied with prior to, or as of, the Settlement Date under this Agreement.

SECTION 11.    Termination.

(a)    Termination Events. This Agreement may be terminated:

(i)    by either the Company, upon delivery of written notice of termination by the Company to the Holder, or the Holder, upon delivery of written notice of termination by a Noteholder to the Company, if the Settlement Date has not occurred on or before 5:00 p.m., Eastern Time on June 30, 2020 or, in the case of a review by the U.S. Securities and Exchange Commission of the Form S-4 relating to the Exchange Offers, August 7, 2020 (the “End Date”); provided, however, that none of the parties shall be entitled to terminate this Agreement pursuant to this Section 11(a)(i) if (1) such party is in material breach of this Agreement as of the End Date or (2) any breach of this Agreement by such party has caused the failure of any condition set forth in Section 10(a) or (in the case of any such breach by the Holder) 10(b) or (in the case of any such breach by the Company) 10(c) as of the End Date;

(ii)    by the Company, upon delivery of written notice of termination by the Company to the Holder, if (A) the Holder has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it such that the condition set forth in Section 10(c)(iii) would not be satisfied or (B) there exists a breach of any representation or warranty of the Noteholders contained in Section 4 of this Agreement such that the condition set forth in Section 10(c)(i) would not be satisfied, and, in the case of both clause (A) and clause (B) above, such breach or failure to perform (x) has not been waived by the Company or cured on or before the earlier of two (2) business days after receipt by the Holder of written notice thereof or the End Date or (y) is incapable of being cured by the Holder by the End Date; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 11(a)(ii) if the Company is also in material breach of this Agreement at such time; or

(iii)    by the Holder, upon delivery of written notice of termination by the Holder to the Company, if (A) the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it such that the condition set forth in Section 10(b)(ii) would not be satisfied, or (B) there exists a breach of any representation or warranty of the Company contained in Section 5 of this Agreement such that the condition set forth in Section 10(b)(i) would not be satisfied, and, in the case of each of clauses (A), and clause (B) above, such breach or failure to perform (x) has not been waived by the Holder or cured on or before the earlier of two (2) business days after receipt by the Company of written notice thereof or the End Date or (y) is incapable of being cured by the Company by the End Date; provided, however, that the Holder shall not be entitled to terminate this Agreement pursuant to this Section 11(a)(iii) if the Holder is also in material breach of this Agreement at such time.

(b)    Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 11(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party (or any other person) with respect to this Agreement or the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, (i) no such termination shall relieve a party from any breach by any party prior to such termination and (ii) the provisions of Sections 7 (only with respect to a termination of this Agreement pursuant to this Section 11(a)(iii) by the Company), 8, 11, 12 and 14 shall survive such termination.

SECTION 12.    Fees and Expenses. Except as set forth in the Exchange Agreement, dated the date hereof, among the parties hereto (the “Exchange Agreement”), all fees and expenses incurred in connection with or related this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

SECTION 13.    [Reserved].

SECTION 14.    Miscellaneous.

(a)    Amendments and Waivers. Other than any waiver of a condition of Section 9 by a party entitled to provide such a waiver under Section 9, amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of each party hereto.

(b)    Notices. All notices, requests, consents, reports and demands shall be in writing, shall be deemed effectively given upon receipt and shall be hand delivered, sent by facsimile or other electronic transmission (including email), or mailed, postage prepaid, to the applicable party hereto at the applicable addresses and email addresses set forth below or, in each case, to such other address or email address of a party as may be furnished in writing by such party to the other parties hereto:

(i)      If to the Company, to:

R. R. Donnelley & Sons Company

35 West Wacker Drive

Chicago, IL 60601

Attention: Deborah L. Steiner

Email: deborah.l.steiner@rrd.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Shilpi Gupta, Esq. and Michael J. Zeidel, Esq.

Email: shilpi.gupta@skadden.com and

michael.zeidel@skadden.com

(ii)    If to the Holder, to the applicable addresses and email addresses set forth on the signature pages hereto.

(c)    Titles and Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(d)    Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same instrument. Multiple counterparts of this Agreement may be delivered via facsimile or other electronic means, with the intention that they shall have the same effect as an original counterpart hereof.

(e)    Governing Law; Jurisdiction; Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) to the extent such rules would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in New York, New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)    Limitation on Damages. Notwithstanding anything to the contrary in this Agreement, in no event shall a party hereto be liable under this Agreement to any other party hereto for (i) any exemplary or punitive damages or (ii) any special, consequential, incidental or indirect damages or lost profits.

(g)    Specific Performance. Each party recognizes and acknowledges that any breach of covenants or other commitments contained in this Agreement may cause the other party to sustain injury or irreparable harm for which it would not have an adequate remedy at law for monetary damages. Therefore, each party agrees that in the event of any such breach, the other party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

(h)    Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

(i)    Parties in Interest: Assignment. This Agreement binds and inures solely to the benefit of each party hereto and its successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided that this Agreement may be assigned by any Noteholder to any controlled affiliate of the Holder that becomes a noteholder of any Old Notes following the date of this Agreement upon written notice to the Company. Any purported assignment without consent as required by this Section 14(i) shall be null and void.

(j)    Severability. In the event that one or more provisions of this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)    Further Assurances. From time to time, as and when requested by any party hereto, the other parties hereto will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.